                              CONSULTING AGREEMENT

      This CONSULTING AGREEMENT (the "AGREEMENT") is made and entered into by and between F. ANTHONY NACCARATO ("CONSULTANT"), and OMI CORP., a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at 90 Park Avenue, New York, New York 10016 ("OMI").

                               W I T N E S S E T H

      WHEREAS, CONSULTANT was employed by OMI for nearly 30 years; and

      WHEREAS, OMI is willing to retain CONSULTANT as an independent consultant to provide certain labor relations services to OMI upon the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

      1. OMI hereby engages CONSULTANT, and CONSULTANT hereby agrees to serve, as a consultant to OMI to provide such labor relations services as OMI may request of CONSULTANT, provided, however, that CONSULTANT may not be required to perform services at OMI's offices more than 60 days per year. As used in this AGREEMENT, "labor relations services" shall mean, but not be limited to, consultation and advice on wages, hours and terms and conditions of employment, negotiation of union contracts and agreements, meetings with union officials, business agents, port agents, personnel and members and administration of the grievance procedures.

      2. The term of this AGREEMENT shall commence as of January 1, 1998 and shall expire on December 31, 2000 unless otherwise terminated prior to the expiration of its term pursuant to Paragraph 11 of this AGREEMENT. However, OMI may call upon CONSULTANT to perform labor relations services prior to such commencement date and CONSULTANT will perform such services at no additional charge to OMI. Upon the expiration of the term of this AGREEMENT, this AGREEMENT may be renewed only upon the written consent and agreement of both parties.

      3. During the term of this AGREEMENT, OMI agrees to pay CONSULTANT as compensation for his services the sum of $92,500 per annum, payable in equal monthly installments. OMI agrees that it will continue to make the payments due hereunder in the event CONSULTANT dies or becomes disabled.

      4. In addition, OMI shall reimburse CONSULTANT for all reasonable and necessary travel (except commutation to and from OMI's office), entertainment, telephone and postage expenses incurred on behalf of OMI, provided, however, (i) such expenses are incurred in accordance with OMI's expense policy and (ii) CONSULTANT submits such receipts and other documentation as may be required by OMI. In the event that this AGREEMENT is terminated pursuant to Paragraph 11 hereof, OMI shall reimburse CONSULTANT for all reasonable and necessary expenses incurred by him up to the date of termination as specified in this Paragraph.

      5. This AGREEMENT does not constitute an employment contract, end OMI shall have no obligation to provide CONSULTANT with medical insurance, life, accident, health, disability or workman's compensation insurance or other employee benefits of any kind. OMI will provide CONSULTANT with general business support at OMI's office location, including office and support space, furniture, telephone, secretarial, word processing and photocopying services and such other support services as the parties may agree upon to enable CONSULTANT to complete the agreed upon assignments pursuant to this AGREEMENT.

      6. OMI shall not be responsible for any payroll related taxes and Federal, state or local deductions. CONSULTANT certifies that he is an independent contractor and, as such, will prepare and file all tax information, forms and returns with the appropriate Federal, state and local government agencies or authorities as required by law.

      7. (a) CONSULTANT represents and warrants that he is not under any obligation, contractual or otherwise, to any person or entity which would prohibit or impede him from performing the services and that he is free to enter into and perform the terms of this AGREEMENT. CONSULTANT hereby represents and warrants that he has full power to perform his obligations hereunder, and that this AGREEMENT constitutes a legal, valid and binding obligation of CONSULTANT, enforceable against CONSULTANT in accordance with his terms, except as enforcement may be limited by bankruptcy, insolvency moratorium or other laws affecting the enforcement of creditors' rights generally.

            (b) OMI represents and warrants that it is not under any obligation, contractual or otherwise, to any person or entity which would prohibit or impede CONSULTANT from performing the services contemplated under this AGREEMENT. OMI hereby represents and warrants that it has full power, authority and capacity to execute and deliver this AGREEMENT and perform its obligations hereunder, and that this AGREEMENT constitutes a legal, valid and binding obligation of OMI, enforceable against OMI in accordance with his terms, except as enforcement may be limited by bankruptcy, insolvency moratorium or other laws affecting the enforcement of creditors' rights generally.

      8. (a) OMI agrees to indemnify and hold harmless CONSULTANT from and against any losses, claims, damages or liabilities (including the costs, expenses and legal fees) related to or arising out of activities performed or services furnished by CONSULTANT pursuant to this AGREEMENT other than any loss, claim, damage or liability (or action or proceeding in respect thereof) determined by a final judgment of a court of competent jurisdiction to have been caused, in whole or in part, by the willful misconduct, bad faith or gross negligence of CONSULTANT.

            (b) CONSULTANT agrees to indemnify and hold harmless OMI and OMI's affiliates, directors, officers, agents and employees from and against any losses, claims, damages or liabilities (including costs, expenses and legal fees) which are determined by a final judgment of a court of competent jurisdiction to have resulted solely from wilful misconduct, bad-faith or gross negligence of CONSULTANT. Notwithstanding the foregoing, CONSULTANT shall indemnify OMI only to the extent of the aggregate amount of Consulting Fees received by CONSULTANT.

      9. CONSULTANT shall not disclose, duplicate, copy, or use for any purpose other than the performance of this AGREEMENT and shall treat as confidential and as proprietary to OMI all information which relates to OMI's client information, systems, trade secrets or business affairs; and which CONSULTANT has obtained from OMI under this AGREEMENT provided, however, the obligation to treat as proprietary and confidential shall not apply to information which shall be publicly available or shall be obtained rightfully from third parties.

      10. This AGREEMENT may be terminated at any time for "cause" by either party. The term "cause" shall mean (i) any material breach by either party or any provision of this AGREEMENT and (ii) any disloyal or dishonest act or conduct by either party to the other.

      11. Any activities performed by CONSULTANT pursuant to this AGREEMENT will be done as an independent contractor and CONSULTANT will at no time make any representation or statement, verbal or in writing, that he is employed by OMI. Nothing contained herein shall be construed to constitute a principal-agent relationship between CONSULTANT and OMI, nor shall this AGREEMENT be deemed to confer upon CONSULTANT any authority, express or implied, to bind OMI or represent to anyone that it is acting either as a representative of, or in any other capacity for OMI except as set forth in this AGREEMENT.

      12. This AGREEMENT shall inure to the benefit of OMI's successors and assigns. This AGREEMENT may not be assigned by CONSULTANT without the prior written consent of OMI.

      13. The validity, interpretation, construction and performance of this AGREEMENT shall be governed by the laws of the State of New York.

      14. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered, either by hand, by facsimile or by overnight courier or by certified mail, return receipt requested as follows:

            if to OMI, to:

                  Fredric S. London, Esq.
                  OMI Corp.
                  90 Park Avenue
                  New York, New York 10016

            if to CONSULTANT, to:

                  F. Anthony Naccarato
                  7 Lawrence Court
                  Syosset, New York 11791-2632

or to such other address as either party shall have designated by like notice to the other party hereto.

      15. No provision of this AGREEMENT may be modified, altered, waived or discharged unless such modification, waiver, discharge or alteration is agreed to in writing and signed by OMI and CONSULTANT. No waiver by either party hereto of or compliance with any condition or provision of this AGREEMENT to be performed by such other party shall be deemed a waiver of similar of dissimilar provisions or conditions at the same or at any prior or subsequent time.

      16. This AGREEMENT sets forth the entire agreement between the parties with respect to the matters contained herein. There are no other agreements or understandings with respect to the subject matter of this AGREEMENT. Any and all prior discussions, agreements or understandings, whether oral or written, are merged into and subsumed by this AGREEMENT.

      IN WITNESS WHEREOF, the parties have executed this AGREEMENT on August ___, 1997.

WITNESS:

                                       /s/ F. Anthony Naccarato
-------------------------------        -----------------------------------------
                                       F. ANTHONY NACCARATO


WITNESS:                               OMI CORP.

/s/ [ILLEGIBLE]                        By: /s/ Frederic S. London
-------------------------------            -------------------------------------
                                           FREDERIC S. LONDON

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NASSAU    )

      On Sept. 11, 1997 F. ANTHONY NACCARATO personally came to me known, and known to me to be the individual described in, and who executed the foregoing Agreement and duly acknowledged to me that she executed the same.

                                       /s/ Robert Sereno
                                       -----------------------------------------
                                       NOTARY PUBLIC

                                                        ROBERT SERENO
                                              Notary Public, State of New York
                                                       No. 01SE065092
                                                 Qualified in Nassau County
                                            Commission Expires September 3, 1998

STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )

      On August 12, 1997, FREDRIC S. LONDON, ESQ., Senior Vice-President and General Counsel of OMI Corp., personally came to me known, and known to me to be the individual described in, and who executed the foregoing Agreement in behalf of OMI Corp., and duly acknowledged to me that he had authority to and that he executed the same.

                                       /s/ Monique Henderson
                                       -----------------------------------------
                                       NOTARY PUBLIC

                                                        MONIQUE HENDERSON
                                                Notary Public, State at New York
                                                         No. 01HE5076668
                                                  Qualified in New York County
                                               Commission Expires April 28, 1999